Exhibit 10.4

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Escrow Agreement”), dated as of February 26, 2013, by and among Car Charging Group, Inc., a Nevada corporation (“CCGI”), Beam Acquisition LLC, a Nevada limited liability company (“AcquisitionCo”) and Beam Charging LLC, a New York limited liability company (“Beam”) on the one hand (CCGI, AcquisitionCo and Beam, collectively, the “Acquiring Parties”), and Manhattan Charging LLC, a New York limited liability company (“Manhattan”), Eric L’Esperance(“L’Esperance”), and Andrew Shapiro (“Shapiro” and, together with Manhattan and L’Esperance, the “Beam Members”), Ardour Capital Investments, LLC (“Ardour”), Steven R. Jacobson (“Jacobson”), William Fonfeder (“Fonfeder”), Nissan Zucker (“Zucker”) and W & T Parking Corp. (“W&T” and, together with the Beam Members and Ardour, Jacobson, Fonfeder and Zucker, the “Share Recipients”) on the other handand The Law Office of Samuel A. Tversky P.C. (“Tversky”) and The Bernstein Law Firm (“Bernstein” each of Tversky and Bernstein an “Escrow Agent”).

W I T N E S S E T H :

WHEREAS, CCGIhas acquired all of the ownership interests in Beam (the “Beam Interests”)pursuant to that certain Equity Exchange Agreement, dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the “Exchange Agreement”) and such Beam Interests are now owned by AcquisitionCo, which was formed by CCGI as a single purpose entity that is wholly owned by CCGI; and

WHEREAS, pursuant to the Exchange Agreement, certain documents are to be deposited into escrow with the Escrow Agents and subsequently released by the Escrow Agents as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           The recital clauses set forth above are incorporated in and made a part of this Escrow Agreement.

2.           Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Exchange Agreement.

3.           Concurrently with the execution hereof:

(a)
Each of the Share Recipients have deposited with Bernsteina letter (in the form attached hereto as Exhibit B) to CCGI and CCGI’s Transfer Agent executed by him/it authorizing the cancellation of the CCGI Shares issued to him/it in connection with the transactions contemplated by the Exchange Agreement (collectively, the “Cancellation Letters”).

(b)	AcquisitionCo has deposited with Tversky a fully executed assignment of all of the ownership interests in Beam in the form attached hereto as Exhibit C (collectively, the “Assignment”).
(c)	The Acquiring Parties have deposited with Tversky a fully executed confession of judgment in the form attached hereto as Exhibit D (the “Confession”).

4.           Upon the occurrence of any Event of Default (as defined in the Promissory Notes), any of the Beam Membersmay execute and deliver a notice of the occurrence of such Event of Defaultin the form attached hereto as Exhibit E (the “Default Notice”) to both Escrow Agents, and, upon receipt thereof Bernstein shall promptly deliver the relevant Cancellation Letter to CCGI, and Tversky shall promptly deliver the Assignment and Confession to Manhattan (on behalf of the Beam Members).  Upon receipt in accordance with this Section 3 (a) by CCGI of the Cancellation Letters, CCGI shall be permitted to deliver such Cancellation Letters to its Transfer Agent and (b) by a Beam Member of the Assignment and Confession, such Assignment shall be deemed immediately effective and such Beam Member may file such Confession in the appropriate court.

5.           Upon the indefeasible payment in full of all the obligations of CCGI under the Promissory Notes, the Acquiring Parties and the Beam Members shall each execute and deliver a notice in the form attached hereto as Exhibit F (the “Satisfaction Notice”) to both Escrow Agents, and, upon receipt of an executed Satisfaction Notice from each Acquiring Party and each Beam Member, Bernstein shall promptly deliver the Cancellation Letters to Manhattan (on behalf of the Beam Members) and Tversky shall promptly deliver the Assignment and Confession to CCGI (on behalf of the Acquiring Parties).

6.           The Escrow Agents.

(a)           Each Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

(b)           The duties of each Escrow Agent are only as herein specifically provided, and are purely ministerial in nature.  The Escrow Agents shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, and shall be required to act in respect of the Cancellation Letters, the Assignmentand the Confession (collectively, the “Escrowed Documents”) only as provided in this Agreement.  This Agreement sets forth all the obligations of each Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agents shall be implied from the terms of this Agreement or any other agreement.  The Escrow Agents shall incur no liability in connection with the discharge of their obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct of such Escrow Agent.

(c)           Each Escrow Agent shall be entitled to reimbursement for all its reasonable out-of-pocket costs and expenses (including without limitation reasonable fees and disbursements of counsel in the event it is necessary for such Escrow Agent to hire counsel in order to perform its obligations hereunder) in connection with the preparation, negotiation, amendment, modification, waiver, execution, delivery, performance or enforcement of this Agreement.

(d)           Each of the Acquiring Parties and the Share Recipients agree, jointly and severally, to indemnify, defend, protect, save and keep harmless each Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, partners, managers, employees, agents, attorneys, accountants and experts (collectively the “Indemnitees”), from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses, including without limitation reasonable fees and disbursements of counsel (collectively “Losses”), that may be imposed on, incurred by, or asserted against any Indemnitee, at any time, and in any way relating to or arising out of the execution, delivery or performance of this Agreement, the enforcement of any rights or remedies under or in connection with this Agreement, the acceptance or administration of the Cancellation Letters, Assignment and/or the Confession(collectively, the “Escrow Documents”) and any delivery or return thereof pursuant to this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee; provided, however, that no Indemnitee shall be entitled to be so indemnified, defended, protected, saved and kept harmless to the extent such Loss was directly caused by its own willful misconduct or bad faith, as determined by a final, non-appealable order, judgment, decree or ruling or a court of competent jurisdiction.  The obligations contained in this Section 5(d) shall survive the termination of this Agreement and the resignation or removal of each Escrow Agent.

(e)           No Escrow Agent shall be liable for any error of judgment or for any action taken, suffered or omitted to be taken, except in the case of its own willful misconduct or bad faith, as determined by a final, non-appealable order, judgment, decree or ruling or a court of competent jurisdiction.  In no event shall an Escrow Agent be (i) liable for acting in accordance with a notice, instruction, direction, request or other communication, paper or document from any party hereto or other person or entity authorized to deliver such hereunder or (ii) liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any person or entity (including without limitation lost profits), even if such Escrow Agent has been advised of the likelihood of such loss or damage.

(f)           Each Escrow Agent shall act hereunder as an escrow agent only and shall not be responsible or liable in any matter whatsoever for the sufficiency, correctness, genuineness or validity or any of the Escrow Documents, or other property deposited with or held by it or for the identity, authority or rights of any person or entity executing and delivering or purporting to execute or deliver any thereof to such Escrow Agent.

(g)           Each Escrow Agent shall be fully protected in acting upon any written notice, instruction, direction, request or other communication, paper or document which such Escrow Agent believes to be genuine, and shall have no duty to inquire into or investigate the validity, accuracy or content or any thereof.

(h)           In the event that an Escrow Agent shall be uncertain as to its duties or rights hereunder, such Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Escrow Documents until it shall (i) receive written instructions signed by all of the Acquiring Parties and the Beam Members; or (ii) is directed otherwise by a court of competent jurisdiction.  No Escrow Agent shall be liable for failure to act if in reasonable doubt as to its duties under this Agreement.

(i)           Each Escrow Agent may consult with and obtain advice from counsel and shall be fully protected in taking or omitting to take any action in reliance on said advice.  Each of the Acquiring Parties and the Share Recipients understands and acknowledges that Bernstein may have served and may continue to serve as counsel to the CCGI and AcqusitionCo and Tversky may have served and may continue to serve as counsel to the Beam Members, and, each of the Acquiring Parties and the Share Recipients individually and collectively, acknowledge such disclosure has been made to them and waive any and all actual or potential conflicts of interest that exist or may arise as a result thereof.  In the event of any claimed or threatened conflict of interest the obligations of each Escrow Agent shall be solely, at such Escrow Agent’s sole discretion to deliver the Escrow Documents held by such Escrow Agent to the other Escrow Agent or to a successor Escrow Agent designated by the party hereto that deposited such Escrow Documents with such Escrow Agent, so long as such successor Escrow Agent agrees to be bound to terms similar to that of the Escrow Agent hereunder.

(j)           No Escrow Agent shall have any duties, responsibilities or obligations as an Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which such Escrow Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, no Escrow Agent shall be subject to, nor be required to comply with, or determine if any person or entity has complied with, any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(k)           No Escrow Agent shall be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(l)           No Escrow Agent shall incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of such Escrow Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(m)           Each Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Acquiring Parties and the Beam Members, at the addresses set forth herein or at such other addresses as the parties shall provide in writing, at least two (2) business days prior to the date specified for such resignation to take effect.  In such event, CCGI and Manhattan shall appoint a successor escrow agent within said two (2) business days.  If CCGI and Manhattan do not designate a successor escrow agent within such period, such Escrow Agent may appoint a successor escrow agent.  Upon the effective date of such resignation, the Escrow Documents held by such Escrow Agent shall be delivered by it to such successor escrow agent.  In the event a successor escrow agent has not been appointed within two (2) Business days, the Escrow Documents held by the Escrow Agent shall be delivered to and deposited with a court of competent jurisdiction to act as successor escrow agent.  Upon the delivery of the Escrow Documents to a successor escrow agent pursuant to this Section 5(m) such Escrow Agent shall be relieved of all liability hereunder.

(n)           Each Escrow Agent may be removed by mutual agreement of the Acquiring Parties and the Beam Members upon written notice to such Escrow Agent stating such removal and designating a successor escrow agent and, upon delivery of the Escrow Documents held by such Escrow Agent to such successor escrow agent, such Escrow Agent shall be relieved of all liability hereunder.

(o)           In the event that an Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, such Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine the respective rights of such parties with respect to this Agreement and, upon doing so, such Escrow Agent shall be released from any obligations or liability hereunder or to either party as a consequence of any such claims or demands.

(p)           Each Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents, attorneys, accountants or other experts.

(q)           No Escrow Agent shall be responsible for, nor shall such Escrow Agent be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.

(r)           Notwithstanding anything in this Agreement to the contrary, if at any time an Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects such Escrow Agent, or the Escrow Documents (including without limitation orders of attachment or injunctions), such Escrow Agent is authorized to comply therewith in any manner it deems appropriate, and shall be fully protected from doing so even if such order, judgment, decree, writ or process may be subsequently amended, modified, vacated or otherwise determined to be invalid or without legal force or effect.

7.           This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

8.           All notices or other Communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Acquiring Parties:	Car Charging Group, Inc. 1691 Michigan Avenue, Suite 601 Miami Beach, Florida 33139
Attn: Michael D. Farkas, CEO

If to the Share Recipients:  To their respective addresses set forth on Schedule 1.1 to the Exchange Agreement

With a copy to:	Samuel A.Tversky, Esq.
2294Nostrand Avenue, Ste. 1016
Brooklyn, New York 11210
Facsimile  No. (212) 221-9619

If to Bernstein                                                       The Bernstein Law Firm
Attn: Michael I. Bernstein, Esq.
1688 Meridian Avenue, Suite 418
Miami Beach, Florida 33139
Facsimile No. (305) 672-4572

If to Tversky:	Samuel A.Tversky, Esq.
2294 Nostrand Avenue, Ste. 1016
Brooklyn, New York 11210
Facsimile  No. (212) 221-9619

10.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York, Nassau County, and/or the United States District Court for the Eastern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.

11.           This Agreement may be executed in two or more separate counterparts, each of which shall be an original and all of which, together, shall constitute one agreement.

-Remainder of Page Intentionally Left Blank-
Signature Pages Follow

[SIGNATURE PAGE TO ESCROW AGREEMENT]IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first written above.

CAR CHARGING GROUP, INC.

By: /s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer

BEAM ACQUISITION LLC

By: /s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer

BEAM CHARGING, LLC

By: /s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer

MANHATTAN CHARGING LLC

By: /s/ Joseph Turquie
Joseph Turquie
Member

By: /s/ Brian Valenza
Brian Valenza
Member

/s/ Eric L’Esperance
Eric L’Esperance

 /s/ Andrew Shapiro
Andrew Shapiro

 [SIGNATURE PAGE TO ESCROW AGREEMENT]

/s/ Steven R. Jacobson
Steven R. Jacobson

ARDOUR CAPITAL INVESTMENTS, LLC

By:_/s/ Kerry J. Dukes
Name: Kerry J. Dukes
Title:  Managing Partner

/s/ Wiliam Fonfeder
William Fonfeder

/s/ Nissan Zuker
Nissan Zucker

W & T PARKING CORP.

By:____________________________
Name:
Title:

ESCROW AGENTS:

THE LAW OFFICE OF SAMUEL A. TVERSKY P.C.

By: /s/ Samuel A. Tversky
Samuel A. Tversky
President

THE BERNSTEIN LAW FIRM

By: /s/ Michael I. Bernstein
Michael I. Bernstein
President

Exhibit A
Equity Exchange Agreement

Exhibit B
Cancellation Letters

Exhibit C
Assignment

Exhibit D
Confession

Exhibit E
Default Notice

Exhibit F
Satisfaction Notice